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Partners Trust Financial Group Announces Increase in Quarterly Dividend

Utica, N.Y., August 26, 2003 -Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for SBU Bank, announced today that its Board of Directors had declared a quarterly cash dividend of ten cents ($0.10) per share on outstanding PRTR stock, an increase of 43% from last quarter. The dividend is payable on September 30, 2003 to stockholders of record on September 12, 2003.

Partners Trust Financial Group, headquartered in Utica, New York, is the holding company for SBU Bank. SBU Bank offers a wide variety of business and retail banking products as well as a full range of investment services through its sixteen Central New York locations in Oneida, Onondaga and Herkimer counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and the Bank's website, www.sbu.com.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven Covert, Executive VP & CFO 315-738-4993